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                                                                    Exhibit 23.5



     We hereby consent to the use in the Registration Statement and Proxy of the Board of Trade of the City of Chicago, Inc. on Form S-4 of our opinion, dated January 16, 2001, appearing as Appendix C-2 to such Registration Statement and Proxy, our preliminary Ceres valuation analysis, dated February 28, 2001, appearing as Appendix C-3 to such Registration Statement and Proxy as described in the Form S-4, to the description therein of such opinion and analysis and to the references therein to our name. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement and Proxy within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP



Chicago, Illinois
March 22, 2001